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                                                                    Exhibit 99.9


                                                                January 18, 2000


Gentiva Health Services, Inc.
175 Broad Hollow Road
Melville, New York  11747


Attention:  Edward A. Blechschmidt


     Re: GENTIVA -- CONVERTIBLE TRUST PREFERRED SECURITIES COMMITMENT LETTER


Ladies and Gentlemen:

         Gentiva Health Services, Inc., a Delaware corporation ("GENTIVA" or "YOU"), has advised the party set forth on the signature pages hereto as a purchaser (the "PURCHASER") that Olsten Corporation, a Delaware corporation and Gentiva's parent ("OLSTEN"), has agreed, pursuant to an Agreement and Plan of Merger by and among Adecco SA ("ADECCO"), Staffing Acquisition Corporation ("SAC") and Olsten dated as of August 17, 1999, as amended (the "Merger Agreement"), to (i) merge Olsten with and into SAC, and (ii) split off all of the outstanding common stock of Gentiva to Olsten's stockholders (the "SPLIT-OFF" and, together with the Merger, the "TRANSACTION").

         You have requested that the Purchaser commit to purchase 10% Convertible Trust Preferred Securities, liquidation preference $1,000 per share to be issued by a wholly-owned trust of Gentiva (the "CONVERTIBLE TRUST PREFERRED SECURITIES"), in an aggregate liquidation preference set forth below the Purchaser's signature.

         Accordingly, subject to the terms and conditions set forth below, the Purchaser agrees with you as follows:

         1. COMMITMENT. For good and valuable consideration, the receipt of which the Purchaser hereby acknowledges, the Purchaser hereby commits to purchase the aggregate liquidation preference of the Convertible Trust Preferred Securities set forth beneath the signature of the Purchaser contemporaneously with the consummation of the Transaction, upon the terms and subject to the conditions set forth or referred to herein and in the Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as EXHIBIT A (the "TERM SHEET").

         2. CONDITIONS. The Purchaser's commitment hereunder is subject to (a) the negotiation, execution and delivery of the definitive documentation evidencing the issuance and sale of the Convertible Trust Preferred Securities,
(b) consummation of the Transaction, and (c) receipt by Gentiva of any consents required to be received to permit the issuance and sale of the Convertible Trust Preferred Securities, which consents shall be in full force and effect at the time of the issuance and sale.


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         3. EXPENSES. Each party shall bear its own respective expenses in connection with the issuance and sale of the Convertible Trust Preferred Securities.

         4. CONFIDENTIALITY. This Commitment Letter, the Term Sheet, the contents of any of the foregoing and the Purchaser's and Gentiva's activities pursuant hereto are confidential and shall not be disclosed by the Purchaser to any person without Gentiva's prior written consent, other than to the Purchaser's advisors, and then only in connection with the Transaction and on a confidential and need-to-know basis, except as required by applicable law or compulsory legal process.

         5. TERMINATION. In the event that (i) the Transaction is not consummated by May 31, 2000; (ii) Olsten or Adecco terminates the Merger Agreement; or (iii) Olsten or Adecco shall publicly announce its intention to abandon the Transaction, this Commitment Letter and the Purchaser's commitment hereunder shall terminate (upon written notice by the Purchaser with respect to clause (i) of this sentence and automatically without any further action with respect to clauses (ii) or (iii) of this section). Notwithstanding the foregoing sentence, the provisions of Section 7 hereof shall survive any such termination.

         6. ASSIGNMENT, ETC. This Commitment Letter and our commitment hereunder shall not be assignable by any of the parties hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect. This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person.

         7. GOVERNING LAW; WAIVER OF JURY TRIAL. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of any of the Transaction or the other transactions contemplated hereby, or the performance by us of the obligations contemplated hereby.

         8. AMENDMENTS; COUNTERPARTS, ETC. No amendment or waiver of any provision hereof or the Term Sheet shall in any event be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This Commitment Letter and the Term Sheet are the only agreements among the parties hereto with respect to the issuance and sale of the Convertible Trust Preferred Securities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by telecopier shall be effective as delivery of a manually executed counterpart hereof.

         9. NOTICES. Any notice given pursuant hereto shall be mailed or hand-delivered in writing, if to (i) you, at your address set forth on page one hereof, with a copy to Kenneth W. Orce at Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 and (ii) the Purchaser, at the address set forth on such Purchaser's signature page.


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                            [Signature Pages Follow]


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         Please confirm that the foregoing correctly sets forth our agreement of the terms hereof by signing and returning to the undersigned the duplicate copy of this letter. Upon your acceptance hereof, this letter shall constitute a binding agreement between you and us.

                                   Very truly yours,

                                                            , as Purchaser


                                   By:
                                      ---------------------------------------
                                        Name:
                                        Title:
                                        Address:


                                        Amount of Convertible Trust Preferred
                                        Securities to be purchased:   $


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Accepted and agreed to as of
the date first written above:

GENTIVA HEALTH SERVICES, INC.


By:
    -----------------------------------
       Name:
       Title:


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    GENTIVA HEALTH SERVICES -- TERMS FOR A CONVERTIBLE TRUST PREFERRED OFFERING

ISSUER:                                           A trust to be formed by Gentiva Health Services (the "Company")

AMOUNT:                                           Not less than $20.0 million

MATURITY:                                         2005 (5 years)

ISSUE PRICE:                                      100%

COUPON:                                           10.0%

DISTRIBUTIONS:                                    Holders of the preferred securities are entitled to receive cumulative cash distributions at an annual rate of 10% accruing from the date of original issuance and payable quarterly in arrears.

CONVERSION PREMIUM:                               17.5% based on the average closing stock price for Gentiva for the ten trading days after the first earnings announcement after the closing of the transaction
                                                  (in order to insure clarity of information).

RANK:                                             The convertible subordinated debentures to be issued to the trust by the Company will be subordinate and junior in right of payment to all senior indebtedness of the Company. The preferred securities will rank PARI PASSU with the most senior preferred stock now or hereafter issued by the trust.

OPTION TO EXTEND INTEREST PAYMENT                 The Company has the right at any time , so long as no indenture event of default has occurred or is continuing, to defer payment of interest on the convertible subordinated debenture by extending the interest payment period on the convertible subordinated debentures, on one or more occasions, for up to 20 consecutive quarters. During any deferral, distributions will continue to accrue with interest thereon. The trust has the same right to defer interest on the preferred securities.
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
REDEMPTION:                                       The convertible subordinated debentures are redeemable by the Company (and the preferred securities are redeemable by the trust) in whole or in part at the redemption prices specified below.

                                                  2000 -- 110%
                                                  2001 -- 108%
                                                  2002 -- 106%
                                                  2003 -- 104%
                                                  2004 -- 102%
                                                  2005 -- 100%

VOTING RIGHTS:                                    None

CHANGE OF CONTROL:                                Upon the occurrence of a change of control, the trust will be required to repurchase all or any part of each holder's preferred securities at a price equal to 100% of par for each security plus accumulated and unpaid distributions.

TAX FEATURE:                                      Coupon payments on the preferred stock and interest payments on the convertible subordinated debentures are tax deductible for the trust and Gentiva respectively.
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